UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010 (November 23, 2010)

DECORATOR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-7753	25-1001433
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

10011 Pines Boulevard, Pembroke Pines, Florida  33024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (954) 436-8909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2010, the Company received a letter from NYSE Regulation dated November 23, 2010 stating that the Company's failure to file its Form 10-Q for the third quarter of 2010 fails to meet the requirement for continued listing that the Company timely file reports due under the Securities Exchange Act of 1934 and that the failure to file such reports is a material violation of the Company's listing agreement and, therefore, NYSE Amex is authorized to suspend and, unless prompt corrective action is taken, remove the Company's securities from the Exchange. Trading in the Company's common stock was halted by the exchange on the morning of November 24. The Company delayed the filing because it was in discussions with its lender, Wells Fargo Bank, N.A., regarding the Company’s credit agreement and outstanding indebtedness. The Company has reached an agreement in principle with Wells Fargo and will be filing its form 10-Q in the near future.

On November 23, 2010, the Company announced that, as a cost-saving matter, it intends to delist  its common stock from  NYSE Amex and deregister the stock under the Securities Exchange Act of 1934.  The Company's Board of Directors authorized these measures, and also the trading of the common stock on the "pink sheets", on November 16, 2010. On November 30, 2010, pursuant to Rule 12d2-2(c) under the Exchange Act, the Company filed with NYSE Amex notice of its determination to voluntarily withdraw its common stock from listing on the NYSE Amex and from registration under section 12(b) of the Exchange Act.

Item 9.01 – Financial Statements and Exhibits.

Exhibit 99.1   Press release, dated November 23, 2010 issued by Decorator Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORATOR INDUSTRIES, INC.
(Registrant)

By:	/s/ Michael K. Solomon
Michael K. Solomon
Vice President

Date: November 30, 2010

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